UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2014

Talmer Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-36308 (Commission File Number)	61-1511150 (IRS Employer Identification No.)

2301 West Big Beaver Rd., Suite 525 Troy, Michigan (Address of principal executive offices)	48084 (Zip Code)

(248) 498-2802

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Talmer Bancorp, Inc. Annual Incentive Plan

At Talmer Bancorp, Inc.’s Annual Meeting of Shareholders held on June 9, 2014, our shareholders approved, among other things, the Talmer Bancorp, Inc. Annual Incentive Plan (the “Annual Incentive Plan”), which had been approved by our Board of Directors in March 2014, subject to shareholder approval.  A summary of the terms of the Annual Incentive Plan is contained in our definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2014 (the “2014 Proxy Statement”) under the caption “Proposal Three - Approval of the Talmer Bancorp, Inc. Annual Incentive Plan” and is incorporated herein by reference. The foregoing description of the Annual Incentive Plan and the summary of the Annual Incentive Plan set forth in the 2014 Proxy Statement are not complete and are qualified in their entirety by reference to the full text of the Annual Incentive Plan, a copy of which is attached as Appendix A to the 2014 Proxy Statement and incorporated herein by reference.

Grant of restricted stock to named executive officers

On June 10, 2014, the following restricted stock awards were made to our named executive officers in accordance with the terms of the Talmer Bancorp, Inc. Equity Incentive Plan, as amended (the “Equity Plan”).

Executive Officer	Number of Shares of Restricted Stock
David Provost	23,000
Gary Torgow	23,000
Dennis Klaeser	20,000

The Compensation Committee of our board of directors approved the awards of restricted stock to each of our named executive officers.  The awards cliff vest after five years.  However, if prior to the vesting of the shares of restricted stock there is a change of control event, all of the shares of restricted stock will become vested upon the earlier of (i) the vesting of the shares of restricted stock under the terms of the agreement, (ii) the one-year anniversary of such change of control event; or (iii) the date the officer’s employment is terminated by Talmer Bancorp, Inc. (or its subsidiary, Talmer Bank and Trust (or any of their respective successors)) without cause or by the officer for good reason during the one-year period following such change of control event.

A copy of the Equity Plan is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 10, 2014.  The foregoing description of the restricted stock awards is qualified in its entirety by reference to the form of Restricted Stock Agreement attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

Talmer Bancorp, Inc. held its Annual Meeting of Shareholders on Monday, June 9, 2014, in Troy, Michigan.  We asked our shareholders to vote on the following three proposals:

•                  to elect 15 directors to our board of directors each to serve until the annual meeting of shareholders to be held in 2015 or until their respective successors are duly elected and qualified;

•                  to ratify the appointment of Crowe Horwath LLP as our independent public accounting firm for 2014; and

•                  to approve the Talmer Bancorp, Inc. Annual Incentive Plan, including for purposes of satisfying the shareholder approval requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Following is a tabulation of the votes with respect to each proposal.

Election of Directors

The following directors were elected with the following votes to serve until the 2015 annual meeting of shareholders or until their respective successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Max Berlin	42,232,996	5,537,795	3,875,662
Donald Coleman	47,452,247	318,544	3,875,662
Gary Collins	47,452,247	318,544	3,875,662
Jennifer Granholm	47,346,320	424,471	3,875,662
Paul Hodges, III	47,446,748	324,043	3,875,662
Ronald Klein	47,452,397	318,394	3,875,662
David Leitch	46,455,709	1,315,082	3,875,662
Barbara Mahone	46,454,994	1,315,797	3,875,662
Robert Naftaly	46,452,909	1,317,882	3,875,662
Albert Papa	47,148,650	622,141	3,875,662
David Provost	47,452,247	318,544	3,875,662
Wilbur Ross, Jr.	42,275,922	5,494,869	3,875,662
Thomas Schellenberg	46,455,359	1,315,432	3,875,662
Gary Torgow	47,369,282	401,509	3,875,662
Arthur Weiss	42,203,159	5,567,632	3,875,662

Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2014 was approved with the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,234,090	1,310,104	2,259	0

Approval of the Talmer Bancorp, Inc. Annual Incentive Plan

The proposal to approve the Talmer Bancorp, Inc. Annual Incentive Plan, including for purposes of satisfying the shareholder approval requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended, was approved with the following votes.

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,613,631	155,260	1,900	3,875,662

Item 9.01  Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Exhibit
10.1

Talmer Bancorp, Inc. Annual Incentive Plan (filed as Appendix A and incorporated by reference to Talmer Bancorp, Inc.’s Definitive Proxy Statement filed on Schedule 14A with the SEC on April 28, 2014.)

10.2	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALMER BANCORP, INC.

Dated: June 11, 2014	By:	/s/ David T. Provost
David T. Provost
Chief Executive Officer